Exhibit 99.1

Palatin Technologies, Inc. Reports Third Quarter
Fiscal Year 2019 Results;
Teleconference and Webcast to be held on May 9, 2019

CRANBURY, NJ – May 9, 2019 – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its third quarter ended March 31, 2019.

Recent Highlights and Program Updates

Female Sexual Dysfunction / Vyleesi™(bremelanotide)

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Vyleesi, the trade name for bremelanotide - Under development for Hypoactive Sexual Desire Disorder (“HSDD”):

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The Prescription Drug User Fee Act (“PDUFA”) date for completion of FDA review of the Vyleesi New Drug Application (“NDA”) is June 23, 2019

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The U.S. Food and Drug Administration (“FDA”) requested a Phase 1 study in premenopausal volunteers assessing short term daily use of Vyleesi. This study, conducted by Palatin and our exclusive licensee for North America, AMAG Pharmaceuticals, was completed and data has been submitted to the FDA

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Palatin is in discussions with potential collaboration partners for certain regions outside of the licensed territories of North America, China and South Korea

Anti-Inflammatory / Autoimmune Programs

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Melanocortin Agonists under development for the treatment of inflammatory and autoimmune diseases such as dry eye, uveitis, diabetic retinopathy and inflammatory bowel diseases:

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PL-8177, a selective MC1r peptide agonist:

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Announced positive top line results of an oral clinical study for ulcerative colitis and other inflammatory bowel diseases

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Phase 2 proof-of-concept clinical study with the oral formulation in ulcerative colitis patients anticipated to commence in the fourth quarter of calendar year 2019

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Phase 2 proof-of-concept clinical study with a systemic formulation in non-infectious uveitis (NIU) patients anticipated to commence in the fourth quarter of calendar year 2019

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Continuing investigation of other possible indications for systemic administration

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Program is under internal evaluation for orphan designations

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PL-9643, a melanocortin peptide agonist:

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Continuing with preclinical Investigational New Drug (“IND”) enabling activities for ocular diseases

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Program is under internal evaluation for orphan designations

 Natriuretic Peptide Receptor (“NPR”) System Program

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We have designed and are developing potential NPR candidate drugs that are selective for one or more different natriuretic peptide receptors, including natriuretic peptide receptor-A (“NPR-A”), natriuretic peptide receptor B (“NPR-B”), and natriuretic peptide receptor C (“NPR-C”):

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PL-3994, an NPR-A agonist that has potential utility in treatment of a number of cardiovascular diseases, including genetic and orphan diseases resulting from a deficiency of endogenous active NPR-A:

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 Active collaborations with several institutions ongoing

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PL-5028, a dual NPR-A and NPR-C agonist in development for cardiovascular diseases, including reducing cardiac hypertrophy and fibrosis:

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 Active collaborations with several institutions ongoing

Genetic Obesity Program

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Melanocortin receptor 4 (“MC4r”) peptide PL-8905 and orally-active small molecule PL-9610 under investigation for the treatment of rare genetic metabolic and obesity disorders:

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Program is under internal evaluation for orphan designation

Corporate

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Decreased debt and related liabilities from $7.2 million at June 30, 2018 to $1.8 million at March 31, 2019.

Third Quarter Fiscal 2019 Financial Results
Palatin reported a net loss of $(5.7) million, or $(0.03) per basic and diluted share, for the quarter ended March 31, 2019, compared to a net loss of $(0.7) million, or $(0.00) per basic and diluted share, for the same period in 2018.

The difference in financial results between the three months ended March 31, 2019 and 2018 was mainly attributable to the recognition of $9.0 million in license and contract revenue during the 2018 period pursuant to our license agreement with AMAG.

Revenue
There were no revenues recorded in the quarter ended March 31, 2019.

For the quarter ended March 31, 2018, all the revenue Palatin recognized was related to our license agreement with AMAG.

Operating Expenses
Total operating expenses for the quarter ended March 31, 2019 were $5.8 million compared to $9.5 million for the comparable quarter in 2018. The decrease in operating expenses was mainly attributable to the completion of the Vyleesi Phase 3 clinical trial program and ancillary studies necessary to file the NDA for Vyleesi in March 2018.

Other Income/Expense
Total other income, net was $35,648 for the quarter ended March 31, 2019 compared to total other expense, net of $(0.2) million for the same period in 2018. The difference consisted primarily of the decrease in interest expense related to Palatin’s venture debt.

Income Tax
There was no income tax expense, or benefit, recorded in the quarter ended March 31, 2019.

Pursuant to the license agreements with our Chinese and South Korean licensees, $500,000 and $82,500, respectively, was withheld in accordance with tax withholding requirements in China and the Republic of Korea, respectively, and was recorded as an expense during the fiscal year ended June 30, 2018. For the quarter ended March 31, 2018, Palatin recorded an income tax benefit of $18,746 related to those withholding amounts utilizing an estimated effective annual income tax rate applied to the loss for the quarter and the remaining balance as of March 31, 2018 of $275,111 was included in prepaid expenses and other current assets. Any potential credit to be received by Palatin on its United States tax returns is currently offset by Palatin’s valuation allowance.

Cash Position
Palatin’s cash and cash equivalents were $19.8 million as of March 31, 2019, compared to cash and cash equivalents of $38.0 million at June 30, 2018. Current liabilities were $4.9 million as of March 31, 2019, compared to $10.8 million as of June 30, 2018.

Palatin believes that existing capital resources will be sufficient to fund our planned operations through at least May 31, 2020.

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on May 9, 2019 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-800-667-5617 (domestic) or 1-334-323-0509 (international), conference ID 7024541. The webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), passcode 7024541. The webcast and telephone replay will be available through May 16, 2019.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully obtain regulatory approvals, complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018

REVENUES:
License and contract	$-	$8,962,709	$34,505	$46,516,370

OPERATING EXPENSES:
Research and development	3,943,982	7,068,849	10,528,329	27,277,830
General and administrative	1,818,796	2,411,302	5,947,943	5,581,066
Total operating expenses	5,762,778	9,480,151	16,476,272	32,858,896

(Loss) income from operations	(5,762,778)	(517,442)	(16,441,767)	13,657,474

OTHER INCOME (EXPENSE):
Investment income	107,460	86,496	361,212	219,578
Interest expense	(71,812)	(326,983)	(370,981)	(1,175,023)
Total other income (expense), net	35,648	(240,487)	(9,769)	(955,445)

(Loss) income before income taxes	(5,727,130)	(757,929)	(16,451,536)	12,702,029
Income tax benefit	-	18,746	-	192,611

NET (LOSS) INCOME	$(5,727,130)	$(739,183)	$(16,451,536)	$12,894,640

Basic net (loss) income per common share	$(0.03)	$(0.00)	$(0.08)	$0.07

Diluted net (loss) income per common share	$(0.03)	$(0.00)	$(0.08)	$0.06

Weighted average number of common shares outstanding used in computing basic net (loss) income per common share	207,016,304	197,485,758	206,148,695	197,277,286

Weighted average number of common shares outstanding used in computing diluted net (loss) income per common share	207,016,304	197,485,758	206,148,695	202,712,963

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	March 31, 2019	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$19,813,349	$38,000,171
Prepaid expenses and other current assets	697,178	513,688
Total current assets	20,510,527	38,513,859

Property and equipment, net	156,648	164,035
Other assets	338,916	338,916
Total assets	$21,006,091	$39,016,810

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$474,773	$2,223,693
Accrued expenses	2,640,208	2,103,021
Notes payable, net of discount	1,328,973	5,948,763
Other current liabilities	495,169	487,488
Total current liabilities	4,939,123	10,762,965

Notes payable, net of discount	-	332,898
Deferred revenue	-	500,000
Other non-current liabilities	-	456,038
Total liabilities	4,939,123	12,051,901

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares:
Series A Convertible: issued and outstanding 4,030 shares as of March 31, 2019 and June 30, 2018	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 203,063,429 shares as of March 31, 2019 and 200,554,205 shares as of June 30, 2018	2,030,634	2,005,542
Additional paid-in capital	362,033,736	357,005,233
Accumulated deficit	(347,997,442)	(332,045,906)
Total stockholders’ equity	16,066,968	26,964,909
Total liabilities and stockholders’ equity	$21,006,091	$39,016,810